EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Li Deng, President, Treasurer and Secretary of Exent Corp. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that, to the best of my knowledge:

1.	the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2021	By:	/s/ Li Deng
Name: Li Deng
Title: President, Treasurer and Secretary (Principal Executive Officer and Principal Financial and Accounting Officer)